Exhibit 99.1

Media:	Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH INC. SEEKS RESTRAINING ORDER

TO AVOID DISRUPTION IN CONTROLLED MEDICINE SHIPMENTS FROM FLORIDA

DUBLIN, Ohio, Feb. 3, 2012 – Cardinal Health, one of the nation’s largest health care distributors, today said it will vigorously contest the Drug Enforcement Administration’s (DEA) immediate suspension of its license to distribute controlled medicines from the company’s Lakeland, Fla., distribution center and will ask a federal court to block the DEA’s efforts.

In documents to be filed with the U.S. District Court for the District of Columbia, Cardinal Health asserts the DEA’s action involving four pharmacies would disrupt drug shipments to more than 2,500 pharmacy customers in Florida, Georgia and South Carolina. Although each of the four pharmacies named in the DEA suspension order were licensed by DEA to handle controlled medications, DEA alleges that Cardinal Health knew or should have known that the pharmacies were inappropriately filling prescriptions issued by DEA-licensed physicians for non-medical reasons. The company has scheduled a conference call for its investors at 12 Noon Eastern to discuss its position. (Details of the call are found below.)

“We strongly disagree with the allegations the DEA has made against our Lakeland facility and intend to vigorously challenge this action. We believe the DEA is wrong. We take our responsibility in health care very seriously – and that responsibility is to ensure legitimate patients and health care providers receive critical medicines without interruption, while at the same time maintaining extensive processes to help prevent those medicines from falling in the wrong hands,” said Cardinal Health Chairman and CEO George Barrett.

The order, which was received today, alleges that four of Cardinal Health’s retail pharmacy customers dispensed controlled substances based on prescriptions that were issued for other than a legitimate medical purpose and outside the usual course of professional practice. With regard to Cardinal Health, the order alleges that the company failed to conduct meaningful due diligence to ensure that the controlled substances were not diverted into other than legitimate channels.

Cardinal Health has robust controls and performs careful due diligence. The company’s controls feature a system of advanced analytics and teams of anti-diversion specialists and investigators to identify red flags that could signal diversion. When the company’s program raises a red flag, its teams immediately investigate. Cardinal Health’s anti-diversion specialists use their professional judgment and expertise to determine the appropriate action. The anti-diversion specialists are authorized to stop shipments, investigate further and when appropriate, report matters to the DEA who licenses pharmacies to sell controlled substances.

Over the past four years, Cardinal Health has stopped shipping controlled medicines to more than 350 pharmacies it determined posed an unreasonable risk of diversion and reported them to DEA. In Florida alone, Cardinal Health has stopped shipping to more than 160 pharmacies.

Barrett continued, “Cardinal Health is committed to playing our role in ensuring the integrity of the pharmaceutical supply chain, but we can only act on the information we have as a distributor. We neither prescribe nor dispense controlled substances. Our visibility into the relationship and interactions between trained health care professionals and their patients is, by definition, limited.”

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The order cites higher volumes of controlled substance shipments to the four pharmacies as the basis for its allegations. The DEA itself has stated that the volume of controlled substances alone is inconclusive evidence of diversion. The company acknowledges that although volumes are an important consideration when attempting to detect diversion, the needs of pharmacies are varied, and higher volumes can be appropriate based on a number of factors, including pharmacy size, patient demographics, and proximity to acute care centers, cancer clinics and hospice providers. The company noted that its controls are designed to avoid arbitrary decisions to cut-off the supply of critical medicines to pharmacies based on numbers alone.

“We believe the most effective prevention of prescription drug abuse requires better access to critical information held by DEA and greater collaboration across the system, including pharmaceutical manufacturers, distributors, pharmacists, doctors, boards of pharmacy, DEA and other regulators. We want to be part of a new solution that will stop prescription drug abuse while ensuring critical medicines reach legitimate patients. The DEA’s action does nothing to advance the fight against prescription drug abuse and unnecessarily jeopardizes patients with legitimate medical needs,” said Barrett.

The company told the court that unless the court intervenes, the DEA will disrupt delivery of controlled medications from the Lakeland distribution center to hospitals and pharmacies throughout Florida, Georgia and South Carolina. The company called DEA’s efforts “a drastic overreaction” that seeks to threaten the supply of critical medicines to thousands of legitimate health care providers and millions of patients who require these medications to address serious medical conditions.

“We urge the DEA to consider a different approach with distributors who maintain serious anti-diversion programs, one that strikes a more effective balance between the need for enforcement and the need for promoting the public health. We believe that an approach based on collaboration and information sharing will better utilize the industry’s collective strengths to combat this serious nationwide issue without creating shortages for those with legitimate needs. The current regulatory approach is not working. The problem of abuse is continuing to grow. We want to be part of a new, more effective solution,” Barrett concluded.

Investor Conference Call Scheduled for 12 Noon Eastern Today

Cardinal Health has scheduled a conference call for its investors today at 12 Noon Eastern. To access the call, dial 517-308-9115, pass code CARDINAL.

There is no pre-registration; however, participants are advised to dial into the call at least 10 minutes prior to the start time. An audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until 5 p.m. Eastern, March 3 by dialing 402-530-7999, pass code 22734625.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, among other things, relating to action taken by the DEA against the Cardinal Health Lakeland distribution center and related legal proceedings. These statements are subject to risks and uncertainties, including that Cardinal Health may be unsuccessful in its effort to overturn the suspension of its Lakeland, Fla. controlled substance license or may have to pay a fine. Cardinal Health is subject to additional risks and uncertainties described in the company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Feb. 3, 2012. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.